As filed with the Securities and Exchange Commission on February 15, 2019

Registration No. 333-212452

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

INTERLINK ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State of other jurisdiction of incorporation or organization)	77-0056625 (I.R.S. Employer Identification No.)

31248 Oak Crest Drive, Suite 110 Westlake Village, California (Address of principal executive offices)	91361 (Zip Code)

INTERLINK ELECTRONICS, INC. 2016 OMNIBUS INCENTIVE PLAN
(Full title of plan)

Steven N. Bronson
Chief Executive Officer
Interlink Electronics, Inc.
31248 Oak Crest Drive, Suite 110
Westlake Village, California 91361
(Name and address of agent for service)

(805) 484-8855
(Telephone number, including area code, of agent for service)

Copy to:

John J. McIlvery, Esq.

Stubbs Alderton & Markiles, LLP

15260 Ventura Boulevard, 20th Floor

Sherman Oaks, California 91403

(818) 444-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

Interlink Electronics, Inc., or the Company, hereby amends Registration Statement on Form S-8 (Registration No. 333-212452), filed on July 8, 2016, to withdraw from registration any and all securities of the Company registered thereunder which have not been sold pursuant to such Registration Statement.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, State of California, on February 15, 2019.

INTERLINK ELECTRONICS, INC.

By:	/s/ Steven N. Bronson
Steven N. Bronson
Chief Executive Officer

Note:  No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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